Exhibit 99.1

Hercules Provides Portfolio Update for Q2 2016 and Highlights Continued Execution of Its Portfolio and Earnings Growth Strategy

•	Closed New Debt and Equity Commitments to Date for Q2 2016 of $203.9 million

•	Eight (8) new commitments to venture growth stage innovative technology, life sciences and sustainable & renewable technology companies backed by leading venture capital firms

•	Over $6.0 Billion in Total Debt Commitments Milestone achieved (since inception December 2003)

•	Unscheduled Principal Repayments “Early Pay-offs” for Q2 2016 of $117.6 million

•	Five (5) Hercules’ portfolio companies currently in IPO Registration

•	Six (6) announced current and former portfolio company M&A liquidity events during Q2 2016

•	Completed two successful bond offerings, raising an additional $141.9 million of 6.25% Notes due 2024 (“HTGX”) to support continued portfolio and earnings growth

•	Expanded the Wells Fargo Accordion Credit Facility with an additional $25 million from Everbank, for a total of $120.0 million in credit capacity, subject to borrowing base, leverage and other restrictions

PALO ALTO, Calif., July 5, 2016 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the leading specialty financing provider to innovative venture growth, pre-IPO and M&A stage companies backed by leading venture capital firms, today provided its portfolio update for Q2 2016.

“I am very pleased that the momentum of our loan origination activity from our strong first quarter this year continued into the second quarter with over $203 million in new commitments to new and existing companies,” stated Manuel A. Henriquez, chairman and chief executive officer of Hercules. “We continue to selectively deploy capital while adhering to our ‘slow and steady’ growth strategy and maintaining a balanced and diversified approach across the industries and sectors in which we are originating new deals. Liquidity and access to capital continue to be the key differentiators to growth in the BDC industry. Hercules being one of the few BDCs that trade above NAV and carry an investment grade credit rating, raised an additional $142 million in 6.25% Notes due 2024 as well as expanded its Wells Fargo Accordion Facility with an additional $25 million from Everbank. We continue to methodically convert our strong liquidity position into new interest-earning loans to innovative venture growth stage companies and executing on our 2016 portfolio and earnings growth strategy, subject to market conditions.”

New Debt and Equity Commitments for Q2 2016

As of June 30, 2016, Hercules has originated $203.9 million of debt and equity commitments to new and existing portfolio companies.

Eight (8) new commitments to innovative venture growth stage companies:

Technology Portfolio – $57.9 Million

•	$12.5 million to a technology developer of a software platform that uses big data, semantic analysis, and network theory to augment and amplify human intelligence

•	$40.0 million to a consumer services developer of the nation’s largest job site for part-time and full-time hourly jobs

•	$5.4 million to a technology developer that designs and delivers platforms for integrating, visualizing and analyzing structured and unstructured data sources

Life Sciences Portfolio – $53.0 Million

•	$8.0 million to a preclinical stage biopharmaceutical company dedicated to developing products for the treatment of inherited enzyme deficiencies in the liver using intracellular replacement therapy

•	$15.0 million to a biopharmaceutical company developing technology platforms that integrates advanced fluidics, optics, biochemistry capabilities to produce sample-to-answer products for DNA-based human identity testing for forensics and law enforcement applications

•	$30.0 million to a biopharmaceutical manufacturer developing products using three-dimensional printing (3DP) technology and manufacturing systems to develop their products

Sustainable and Renewable Technology Portfolio – $50.0 Million

•	$20.0 million to a manufacturer of ultra-clean stationary fuel cell power plants that generate electricity with up to twice the efficiency of conventional fossil fuel plants – and with virtually no air pollution

•	$30.0 million to a developer of hydrogen fuel cell technology, designed to cost effectively increase productivity, lower operating costs and reduce carbon footprint

New Commitments to Existing Portfolio Companies – $43.0 Million

Scheduled and Unscheduled Principal Repayments “Early Pay-Offs:”

As of June 30, 2016, Hercules received $141.7 million in total principal repayments, of which $117.6 million was unscheduled early repayments.

Portfolio IPO and M&A Activity in Q2 2016:

IPO Activities

1.	As of June 30, 2016, Hercules held warrant and equity positions in five (5) portfolio companies that had filed Registration Statements in contemplation of a potential IPO:

•	In June 2016, Hercules’ portfolio company, TPI Composites, filed a Form S-1 Registration with the SEC in contemplation of a potential public offering

•	Four companies filed confidentially under the JOBS Act

There can be no assurances that companies that have yet to complete their IPOs will do so.

M&A Activities

1.	In May 2016, Jazz Pharmaceuticals plc (NASDAQ: JAZZ) announced that it had entered into a definitive agreement to acquire former Hercules’ portfolio company Celator Pharmaceuticals, Inc. (NASDAQ: CPXX) for approximately $1.5 billion.

2.	In May 2016, Pfizer Inc. (NYSE: PFE) announced that it had entered into a definitive agreement to acquire former Hercules’ portfolio company Anacor Pharmaceuticals, Inc. (NASDAQ: ANAC) for approximately $5.2 billion. The transaction closed in June 2016.

3.	In May 2016, Grupo Ferrer Internacional, S.A. announced that it had entered into a definitive agreement under which Ferrer Pharma Inc. (“Ferrer Pharma”), a wholly-owned subsidiary of Ferrer, to acquire former Hercules’ portfolio company Alexza Pharmaceuticals, Inc. (NASDAQ: ALXA) for $0.90 per share in cash.

4.	In June 2016, Gannett Co., Inc. (NYSE: GCI) announced that it had entered into a definitive agreement to acquire Hercules’ portfolio company ReachLocal, Inc. (NASDAQ: RLOC) for $4.60 per share in cash, via a tender offer. Hercules currently holds warrants for 300,000 shares of common stock, as of March 31, 2016.

5.	In June 2016, Hercules’ portfolio company Sungevity, Inc. announced that it had entered into a definitive merger agreement with Easterly Acquisition Corp. (NASDAQ: EACQ). Upon completion of the transaction Easterly will change its name to Sungevity Holdings, Inc. and will trade on the NASDAQ stock exchange under the ticker symbol SGVT. Hercules currently holds 68,807,339 shares of Preferred Series D stock, and warrants for 20,000,000 shares of common stock and 32,472,222 shares of Preferred Series C stock, as of March 31, 2016.

6.	In June 2016, Vista Equity Partners announced that it intends to acquire Hercules’ portfolio company Ping Identity. Financial terms were not disclosed. Hercules currently holds 684,004 shares of Preferred Series B stock, as of March 31, 2016.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broadly diversified variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $6.0 billion to over 350 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange under the ticker symbol “HTGC.”

In addition, Hercules has three outstanding bond issuances of:

•	7.00% Unsecured Notes due April 2019, NYSE listed under the symbols “HTGZ,”

•	7.00% Unsecured Notes due September 2019, NYSE listed under the symbols “HTGY,” and

•	6.25% Unsecured Notes due July 2024, NYSE listed under the symbols “HTGX.”

Forward-Looking Statements

The information disclosed in this press release is made as of the date hereof and reflects Hercules most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

(650) 433-5578 HT-HN

mhara@htgc.com